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                                                                      EXHIBIT 21

                                  NOVELL, INC.

                         SUBSIDIARIES OF THE REGISTRANT

     As of October 26, 1996, the following companies were subsidiaries of Novell, Inc.:

                                                                        STATE OF INCORPORATION OR
                             WHOLLY OWNED                               COUNTRY IN WHICH ORGANIZED
----------------------------------------------------------------------  --------------------------
Fluent, Inc. .........................................................  Delaware
Novell de Argentina S.A. .............................................  Argentina
Novell Austria........................................................  Austria
Novell Belgium B.V.B.A. ..............................................  Belgium
Novell do Brasil Software Ltda. ......................................  Brazil
Novell Canada, Ltd. ..................................................  Canada
Novell Columbia.......................................................  Columbia
Novell Czech Republic.................................................  Czech Republic
Novell Denmark A/S....................................................  Denmark
Novell Europe, Inc. ..................................................  Delaware
Novell European Support Center GmbH...................................  Germany
Novell Finland OY.....................................................  Finland
Novell GmbH...........................................................  Germany
Novell Hong Kong......................................................  Hong Kong
Novell Hungary KFT....................................................  Hungary
Novell International, Ltd. ...........................................  Barbados
Novell Ireland Software Limited.......................................  Ireland
Novell Israel.........................................................  Israel
Novell Italia S.R.L. .................................................  Italy
Novell Korea Co., Ltd. ...............................................  Korea
Novell Latino America Norte, CA.......................................  Venezuela
Novell de Mexico, S.A.DE C.V. ........................................  Mexico
Novell Netherland B.V. ...............................................  Netherlands
Novell Norway.........................................................  Norway
Novell Polska Sp.Zo.o. ...............................................  Poland
Novell Portugal Informatica LDA.......................................  Portugal
Novell Pty, Ltd. .....................................................  Australia
Novell S.A.R.L. ......................................................  France
Novell Services Asia Pacific Pty Ltd. ................................  Australia
Novell Singapore......................................................  Singapore
Novell Software Development Pvt., Ltd. ...............................  India
Novell South Africa Proprietary Ltd. .................................  South Africa
Novell Spain S.A. ....................................................  Spain
Novell Svenska A.B. ..................................................  Sweden
Novell Schweiz A.G. ..................................................  Switzerland
Novell U.K., Ltd. ....................................................  United Kingdom

                            MAJORITY OWNED
----------------------------------------------------------------------
Novell Japan, Ltd. ...................................................  Japan
Onward Novell Software Pvt., Ltd. ....................................  India

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